UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1

Item 1.01.  Entry into a Material Definitive Agreement.

On April 4, 2007, Virgin Media Inc. (the “Company”), Virgin Media Investment Holdings Limited (“VMIH”), certain of its subsidiaries, certain banks and other lending institutions, and Deutsche Bank AG, London Branch, as Facility Agent on behalf of itself and the other Finance Parties (the “Facility Agent”) executed a Fourth Amendment Letter amending the Company’s Senior Facilities Agreement dated 3 March 2006, as amended and restated from time to time, by and among the same parties and others (the “Amended and Restated Senior Facilities Agreement”).

The Amended and Restated Senior Facilities Agreement, among other things, (i) enables the Company and its subsidiaries to issue additional indebtedness in the form of  B tranches to the existing senior secured credit facilities in an aggregate principal amount of £890 million equivalent (the “Additional B Facilities”), (ii) relaxes the Company’s financial covenants, and (iii) provides the Company with additional flexibility, including permitting the Company’s board of directors, if they so determine, to pay increased levels of dividends on the Company’s common stock.

The Company anticipates that closing and funding of the Additional B Facilities will occur on or about April 13, 2007.

A copy of the Amended and Restated Senior Facilities Agreement is filed as exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1  Amended and Restated Senior Facilities Agreement, dated April 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2007		VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
Exhibit 10.1	Amended and Restated Senior Facilities Agreement, dated April 4, 2007.